UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

HYUNDAI ABS FUNDING CORPORATION

(Exact name of Registrant as Specified in its Charter)

DELAWARE	333-117398	33-0978453

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10550 TALBERT AVENUE
FOUNTAIN VALLEY, CALIFORNIA 92708

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 594-1579

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
EXHIBIT INDEX
EX-1.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 29, 2005, Hyundai ABS Funding Corporation (“HAFC”) and Hyundai Motor Finance Company (“HMFC”) entered into an Underwriting Agreement with Deutsche Bank Securities Inc., on behalf of itself and as a representative of the several underwriters (collectively, the “Underwriters”), for the issuance and sale of notes of Hyundai Auto Receivables Trust 2005-A, a Delaware statutory trust created pursuant to a trust agreement dated February 25, 2005, in the following classes: Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, and Class D Notes (collectively, the “Notes”). The Notes have an aggregate scheduled principal balance of $774,000,000. The Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (Commission File No. 333-117398). It is anticipated that the Notes will be issued on or about July 8, 2005.

     Attached as Exhibit 1.1 is the Underwriting Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Exhibit

     The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated June 29, 2005, among HAFC, HMFC and Deutsche Bank Securities Inc., on behalf of itself and as a representative of the several Underwriters.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

HYUNDAI ABS FUNDING CORPORATION
By:	/s/ David A. Hoeller
	Name:	David A. Hoeller
	Title:	Vice President & Secretary

Date: July 5, 2005

EXHIBIT INDEX

Item 601(a) of Regulation S-K

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated June 29, 2005, among HAFC, HMFC and Deutsche Bank Securities Inc., on behalf of itself and as a representative of the several Underwriters.